NOBILITY HOMES INC.

     P.O. Box 1659 OCALA, FLORIDA 34478 352-732-5157 www.nobilityhomes.com


                       NOBILITY HOMES ANNOUNCES SALES AND
                         EARNINGS FOR ITS SECOND QUARTER

         Ocala, FL...June 5, 2003...NOBILITY HOMES, INC. (NASDAQ-NMS SYMBOL
NOBH) today announced sales and earnings results for its second quarter ended May 3, 2003. Sales in the second quarter of fiscal 2003 were $8,354,762 as compared to $8,945,759 recorded in the second quarter of fiscal 2002. Income from operations for the second quarter of this year was $859,972 versus $996,520 in the same period last year. The decrease in sales was a result of approximately $800,000 less sales to our outside independent dealers. The lower income from operations was a result of less sales. This quarter the Company-owned retail sales centers' model home inventory was increased to a more normal stocking level and there were more retail sold homes in various stages of completion prior to final funding. Net income was $677,231 versus last year's results of $770,834, which included a collection of $100,000 (pre-tax) on a previously fully reserved note receivable. Earnings per share for the second quarter were $.17 per share versus $.19 per share last year.
         For the first six months of fiscal 2003, sales were $16,837,177 as compared to sales of $17,234,207 in the first six months of last fiscal year. Income from operations for the first six months was $1,734,359 versus $1,723,310 in the same period last year. Net income was $1,277,814 or $.32 per share versus last year's results of $1,363,768 or $.33 per share.
         Nobility's financial position continues to improve during fiscal year 2003 and remains very strong with cash and cash equivalents and marketable securities of $12,349,688 and no outstanding debt. Working capital increased to $18,391,386 and our current assets to current liabilities is 5.9:1. Shareholders' equity is $24,923,637 and the book value per share of common stock increased to $6.25. The Company purchased 29,700 shares of its common stock during the first six months and is authorized by the Company's Board of Directors to purchase up to 100,000 additional shares of the Company's stock in the open market.
         Terry Trexler, President, stated, "Second quarter sales of fiscal 2003 continued to be impacted by the very competitive market caused by the industry's excess inventory, high repossession rate, tight retail credit standards, and uncertain economic conditions in our market area. In the near term, we anticipate continued pressure on both sales and earnings resulting from these factors, but remain convinced that our specific geographic market is one of the best long-term growth areas in the country and, because of the strong operating leverage inherent in our Company, we remain cautiously optimistic for the remainder fiscal 2003. With an improving economy, better consumer confidence, and continued low interest rates, management expects the demand for our homes to improve as the industry's excess home inventory, repossessions and retail sales centers are reduced. The Company is well positioned to capitalize on the demand in the future by controlling the retail distribution, financing and insuring of our homes and by being financially sound to take advantage of opportunities as they develop."
         Nobility Homes, Inc. has specialized for the past 36 years in the design and production of quality, affordable, manufactured homes at its two plants located in central Florida. With seventeen Company owned retail sales centers, a finance company joint venture, and an insurance subsidiary, Nobility is the only vertically integrated manufactured home company headquartered in Florida.

         MANAGEMENT WILL HOLD A CONFERENCE CALL ON THURSDAY, JUNE 5, 2003, AT 4:30 PM EASTERN TIME. TO PARTICIPATE, PLEASE DIAL 800-231-9012. THE CONFIRMATION CODE FOR THE CALL IS 370824. YOU MAY ALSO ACCESS THE CALL AT www.nobilityhomes.com OR http://www.firstcall events.com/service/ajwz382939204gf12.html

Certain statements in this report are forward-looking statements within the meaning of the federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, there are risks and uncertainties that may cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, general economic conditions, competitive pricing pressures at both the wholesale and retail levels, changes in market demand, adverse weather conditions that reduce sales at retail centers, the risk of manufacturing plant shutdowns due to storms or other factors, and the impact of marketing and cost-management programs. (Comparative Tables Follow)

                              NOBILITY HOMES, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                  May 3, 2003         November 2, 2002
                                                                               -------------------   --------------------
                                                                                  (Unaudited)
ASSETS
------

Current Assets:
     Cash and cash equivalents                                                   $   10,931,366         $   12,481,711
     Marketable securities                                                            1,418,322                      -
     Accounts receivable - trade                                                        844,154              1,074,481
     Inventories                                                                      7,890,727              6,589,076
     Deferred income taxes                                                              554,234                608,700
     Prepaid expenses and other current assets                                          494,921                368,129
                                                                                  -------------          -------------

          Total current assets                                                       22,133,724             21,122,097

Property, plant and equipment, net                                                    2,965,508              2,948,096
Investment in joint venture - Majestic 21                                             1,130,619              1,020,056
Deferred income taxes - noncurrent                                                       22,700                 22,700
Other assets                                                                          2,413,424              2,383,425
                                                                                  -------------          -------------

          Total assets                                                           $   28,665,975         $   27,496,374
                                                                                  =============          =============

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                            $      929,206         $    1,178,395
     Accrued expenses and other current liabilities                                   2,310,847              1,834,965
     Accrued compensation                                                               371,184                704,122
     Income taxes payable                                                               131,101                      -
                                                                                  -------------                      -

          Total current liabilities                                                   3,742,338              3,717,482
                                                                                  -------------          -------------

Commitments and contingencies liabilities

Stockholders' equity:
     Preferred stock, $.10 par value, 500,000
          shares authorized, none issued                                                      -                      -
     Common stock, $.10 par value, 10,000,000
          shares authorized;  5,364,907 shares issued                                   536,491                536,491
     Additional paid in capital                                                       8,629,144              8,629,144
     Retained earnings                                                               23,699,697             22,421,883
     Other comprehensive income                                                         127,089                      -
     Less treasury stock at cost, 1,377,394 and
           1,347,694 shares, respectively, in 2003 and 2002                          (8,068,784)            (7,808,626)
                                                                                  -------------          -------------

          Total stockholders' equity                                                 24,923,637             23,778,892
                                                                                  -------------          -------------

          Total liabilities and stockholders' equity                             $   28,665,975         $   27,496,374
                                                                                  =============          =============

                              NOBILITY HOMES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)


                                                              Three Months Ended                  Six Months Ended
                                                              ------------------                  ----------------
                                                           May 3,            May 4,           May 3,            May 4,
                                                            2003              2002             2003              2002
                                                       ---------------   ---------------   --------------   ---------------

Net sales                                               $   8,354,762     $   8,945,759    $  16,837,177     $  17,189,882
Net sales - related parties                                         -                 -                -            44,325
                                                         ------------      ------------     ------------      ------------

      Total net sales                                       8,354,762         8,945,759       16,837,177        17,234,207

Cost of goods sold                                         (6,127,236)       (6,588,885)     (12,386,221)      (12,769,258)
                                                         ------------      ------------     ------------      ------------

      Gross profit                                          2,227,526         2,356,874        4,450,956         4,464,949

Selling, general and administrative expenses               (1,331,554)       (1,360,354)      (2,716,597)       (2,741,639)
                                                         ------------      ------------     ------------      ------------

      Operating income                                        895,972           996,520        1,734,359         1,723,310
                                                         ------------      ------------     ------------      ------------

Other income:
    Interest income                                            43,239            42,272           83,536           100,923
    Undistributed earnings in joint venture -
      Majestic 21                                              88,997            39,121          110,563           144,506
    Gain on recovery of TLT, Inc. note receivable                   -           100,000                -           100,000
    Miscellaneous                                               8,023             6,921           17,356            11,029
                                                         ------------      ------------     ------------      ------------
                                                             140,259           188,314          211,455            356,458
                                                         ------------      ------------     ------------      ------------

Income before provision for income taxes                    1,036,231         1,184,834        1,945,814         2,079,768

Provision for income taxes                                   (359,000)         (414,000)        (668,000)         (716,000)
                                                         ------------      ------------     ------------      ------------

    Net income                                          $     677,231     $     770,834    $   1,277,814     $   1,363,768
                                                         ============      ============     ============      ============

Weighted average shares outstanding
    Basic                                                   3,996,175         4,124,513        4,005,210         4,128,323
    Diluted                                                 4,010,169         4,154,393        4,023,339         4,152,034

Earnings per share
    Basic                                               $         .17     $         .19    $         .32     $         .33
    Diluted                                             $         .17     $         .19    $         .32     $         .33